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                                                                   EXHIBIT 10.19

                            ASSET PURCHASE AGREEMENT


     This ASSET PURCHASE AGREEMENT (the "Agreement"), dated February 21, 1997 (the "Effective Date"), is made between Visio Corporation, a Washington corporation ("Purchaser"), and Boomerang Technology, Inc., a California corporation ("Seller"). The parties agree as follows:


SECTION 1.  PURCHASE AND SALE OF ASSETS

     1.1  PURCHASE OF ASSETS

     Subject to the terms and conditions of this Agreement, Seller hereby sells, assigns, transfers, conveys and delivers to Purchaser, and Purchaser hereby purchases, acquires and accepts from Seller, free and clear of all liens, claims and encumbrances, the assets set forth on Exhibit A (the "Assets").

     1.2  NO ASSUMED OBLIGATIONS

     Purchaser does not assume and shall not be or become liable for, and Seller shall, in accordance with Section 5.2, indemnify Purchaser against, any and all debts, liabilities or obligations arising from or relating to (a) the use, licensing, distribution or other dealings involving all or any portion of the Assets prior to the Effective Date, (b) the Technology Transfer Agreement dated February 21, 1997, between Seller and Softdesk, Inc. ("Softdesk"), except for the amounts to be paid by Visio to Softdesk under Section 2.1(a), and (c) the conduct of Seller's business.

SECTION 2.  PURCHASE PRICE

     2.1  PURCHASE PRICE

     The purchase price for the Assets shall be Six Million Seven Hundred Sixteen Thousand Four Hundred Thirty-Eight and 60/100 Dollars ($6,716,438.60) (the "Purchase Price"), payable as follows:

          (a) upon execution of this Agreement, the sum of One Million Dollars ($1,000,000) shall be paid to Softdesk by cashier's check as instructed by Seller; and

          (b) upon receipt by Purchaser of all the items described in Section 4.1, the sum of Five Million Seven Hundred Sixteen Thousand Four Hundred Thirty-Eight and 60/100 Dollars ($5,716,438.60) shall be paid to Seller by wire transfer or other immediately available funds.

     2.2  TRANSFER TAXES

     Except for any legal expenses of Seller payable by Purchaser under Section 2 of the Memorandum of Understanding dated February 21, 1997, between Seller and Purchaser (the
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"MOU"), the Purchase Price shall be deemed to include any and all taxes, fees and expenses to be remitted by Purchaser to Seller relating to Purchaser's purchase of the Assets. All title, recording and transfer fees payable or assessable in connection with the sale and transfers contemplated by this Agreement, together with any and all sales taxes payable or assessable in connection with the sale and transfers contemplated by this Agreement, shall be borne by Seller.

     2.3  FULL COMPENSATION

     Payment of the amounts set forth in Section 2.1 shall constitute full compensation to Seller for the Assets, the representations and warranties set forth in Section 3 and full performance of Seller's obligations under this Agreement.

SECTION 3.  REPRESENTATIONS AND WARRANTIES

     Seller represents and warrants to Purchaser, which representations and warranties shall survive the execution and delivery of this Agreement to the extent provided herein, as follows:

     3.1  ORGANIZATION AND GOOD STANDING

     Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of California. Seller has all requisite corporate power and authority to own, operate and lease its properties and assets and to carry on its business as now conducted.

     3.2  POWER AND AUTHORITY; ENFORCEABILITY; NO VIOLATION

     Seller has full power and authority to execute, deliver and perform its obligations under this Agreement, and to consummate the transactions contemplated hereby. All actions on the part of Seller and its officers, directors and shareholders necessary for the authorization, execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been taken. This Agreement has been duly executed and delivered by Seller and constitutes a legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms.

     3.3  NO APPROVALS OR NOTICE REQUIRED; NO CONFLICTS WITH INSTRUMENTS

     The execution, delivery and performance of this Agreement by Seller and the consummation of the transactions contemplated hereby will not (a) constitute a violation (with or without the giving of notice or lapse of time, or both) of any provision of any law or any judgment, decree, order, regulation or rule of any court, agency or other governmental authority applicable to Seller, (b) require any consent, approval or authorization of any person, corporation, partnership, governmental or regulatory authority or other organization or entity (a "Person"), (c) result in a default (with or without the giving of notice or lapse of time, or both) under, an acceleration or termination of, or the creation in any party of the right to accelerate, terminate, modify or cancel, any agreement, lease, note or other restriction, encumbrance, obligation or liability to which Seller is a party or by which it is bound or to which the Assets is subject, (d) result in the creation of any lien or encumbrance upon the Assets, (e) conflict with or result in a breach of or constitute a default under any provision of Seller's Articles of Incorporation or Bylaws, or (f) invalidate or adversely affect any permit, license, authorization or status used in Seller's conduct of Seller's business; where such

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violation, default, acceleration, termination, creation or imposition, or consent, approval or authorization, if not obtained, would have a material adverse effect on the Assets.

     3.4  INTELLECTUAL PROPERTY

          (a) Seller owns all right, title and interest in and to the Assets, free and clear of any liens, encumbrances, security interests rights or claims of any other Person (other than the license rights granted to Softdesk pursuant to the Technology Transfer Agreement dated February 21, 1997, between Softdesk and Seller). The execution and delivery of this Agreement will convey, transfer and assign to Purchaser good and marketable title to the Assets free and clear of all security interests, liens, encumbrances, rights and claims of any Person (other than the license rights granted to Softdesk pursuant to the Technology Transfer Agreement dated February 21, 1997, between Softdesk and Seller).

          (b) Neither Seller nor any Person claiming by, through or under Seller has a copy, or the right to acquire or discover a copy, of any of the source code with respect to the Assets (except for copies which Seller will immediately deliver to Purchaser or destroy). Seller has not delivered copies of source code for the Assets to any Person, whether pursuant to an escrow arrangement or otherwise. Copies of all licenses, sublicenses and other agreements, including confidential disclosure agreements, as to which Seller is a party and pursuant to which any other Person is authorized to use any the Assets have been delivered by Seller to Purchaser. Seller is not, and as a result of the execution and delivery of this Agreement or the performance of Seller's obligations hereunder will not be, in violation of, or lose any rights pursuant to any license, sublicense or agreement.

          (c) The Assets do not infringe any patent, copyright, trade secret, trademark or other intellectual property of any Person.

          (d) No claims with respect to the Assets have been asserted or, to the knowledge of Seller, are threatened by any Person, and Seller does not know of any claims (i) to the effect that the manufacture, sale or use of any product related to the Assets as now used or offered by Seller infringes any copyright, patent, trade secret or other intellectual property right, (ii) against the use by Seller of any of the Assets, or (iii) challenging the ownership, validity or effectiveness of any of the intellectual property rights associated with the Assets.

          (e) Any patents and registered trademarks, service marks and other company, product or service identifiers and registered copyrights, associated with the Assets are valid and subsisting.

          (f) There has not been and there is not now any material unauthorized use, infringement or misappropriation of any of the Assets by any third party, including without limitation any employee or former employee of Seller. Seller has not been sued or charged in writing as a defendant in any claim, suit, action or proceeding which involves a claim of infringement of any patents, trademarks, service marks, copyrights or other intellectual property rights and which has not been finally terminated prior to the date of this Agreement. There are no such charges or claims outstanding and, to the best knowledge of Seller, Seller does not have any infringement liability with respect to any patent, trademark, service mark, copyright or other intellectual property right of another.

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     3.5  CLAIMS AND LEGAL PROCEEDINGS

     There are no claims, actions, suits, arbitrations, criminal or civil investigations or proceedings pending or involving or, to Seller's knowledge, threatened against Seller before or by any court or governmental or nongovernmental department, commission, board, bureau, agency or instrumentality, or any other Person which would, directly or indirectly have a material adverse impact on the Assets. To Seller's knowledge, there is no valid basis for any claim, action, suit, arbitration, investigation or proceeding. There are no outstanding or unsatisfied judgments, orders, decrees or stipulations to which Seller is a party that involve the transactions contemplated herein or that could result in a lien, claim or encumbrance on any of the Assets or result in the commencement of a claim, suit or other proceeding against Purchaser which would, directly or indirectly have a material adverse impact on the Assets.

     3.6  GOVERNMENTAL AUTHORIZATIONS AND COMPLIANCE WITH LAWS

     Seller has conducted its business in accordance with all applicable foreign, federal, state and local laws, regulations, permits, licenses, authorizations and other requirements of all governmental entities having jurisdiction over Seller, the noncompliance with which, or the violation of, or the failure to obtain or adhere to, could have a material adverse affect on the condition or use of the Assets.

SECTION 4.  COVENANTS AND AGREEMENTS OF SELLER

     Seller agrees to perform and observe the following agreements:

     4.1  DELIVERY

     Seller shall deliver or cause to be delivered forthwith to Purchaser all intangible and any tangible embodiments of the Assets (including, without limitation, one complete copy of the source code for the Assets).

     4.2  USE OF ASSETS

     On the Effective Date, Seller shall cease all use, development, or other exploitation of the Assets, except with the prior written consent of Purchaser. Without limiting the generality of the foregoing, Seller shall treat all trade secrets, technology, designs, know-how and methods related to the Assets as confidential and proprietary information of Purchaser. Seller shall not disclose such information to any other person unless and until the information is in the public domain at the time of its disclosure through no fault of Seller or Purchaser consents to the disclosure in writing.

SECTION 5.  SURVIVAL; INDEMNITY

     5.1  SURVIVAL

     All provisions of this Agreement, including without limitation all representations and warranties contained in this Agreement or in any instrument delivered pursuant hereto, shall survive the consummation of the transactions contemplated by this Agreement.

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     5.2  INDEMNIFICATION

     Seller shall indemnify and hold harmless Purchaser from and against any claims, losses, liabilities, actions, damages, costs and expenses (including reasonable attorneys' fees) incurred by Purchaser arising out of or in connection with (a) any breach of the representations or warranties made by Seller under this Agreement; (b) any claims by third parties arising out of the ownership, use or distribution of the Assets on or before the Effective Date;
(c) any liabilities or obligations arising from or relating to the Technology Transfer Agreement dated February 21, 1997, between Seller and Softdesk, except for the amounts to be paid by Visio to Softdesk under Section 2.1(a), (d) any claims by Seller's creditors (including, without limitation, any trade creditors); and (e) any failure of the transactions contemplated by this Agreement to comply with applicable creditor protection or similar laws; provided, however, that Seller shall not be responsible to defend Purchaser or pay Purchaser's attorney's fees or other costs of defense unless an adverse
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final judgment as to an item in subsections (a) through (e) has been entered and no further appeal therefrom is possible.

SECTION 6.  MISCELLANEOUS

     6.1  EXPENSES

     Except as specifically provided for in this Agreement, and subject to
Section 2 of the MOU, each party shall bear its own expenses incident to the negotiation, preparation, authorization and consummation of this Agreement and the transactions contemplated hereby, including, without limitation, all fees and expenses of its counsel and accountants, whether or not such transactions are consummated.

     6.2  NOTICES

     All notices, claims and other communications hereunder shall be in writing and shall be made by hand delivery, registered or certified mail (postage prepaid, return receipt requested) or overnight air courier guaranteeing next-day delivery:


(a)       If to Purchaser, to:                with a copy to:

          Visio Corporation                   Perkins Coie
          Suite 1800                          411 - 108th Avenue NE, 18th Floor
          520 Pike Street                     Bellevue, Washington  98004
          Seattle, WA  98101-4001             Attention:  Greg P. Mackay, Esq.
          Attention: Chief Financial Officer

(b)       If to Seller, to:                   with a copy to:

          Boomerang Technology, Inc.          Brobeck, Phleger & Harrison
          241 Kalbaugh Street                 550 West C Street
          Ramona, CA  92065                   Suite 1300
          Attention:  Michael C. Bailey       San Diego, CA  92101
                                              Attention:  Hayden Trubitt, Esq.

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or at such other address as any party may from time to time furnish to the other parties by a notice given in accordance with the provisions of this Section 6.2. All such notices and communications shall be deemed to have been duly given at the time delivered by hand, if personally delivered; upon receipt, if mailed;
and upon receipt, if sent by an overnight air courier service guaranteeing next-day delivery.

     6.3  ENTIRE AGREEMENT

     This Agreement, together with Exhibit A hereto, constitutes the entire agreement among the parties concerning the subject matter hereof, supersedes all other agreements and understandings, whether oral or written (including without limitation the Assignment and Bill of Sale dated February 21, 1997, from Seller to Purchaser and, except with respect to Section 2 of the MOU, the MOU), and may not be changed, modified, altered or terminated except by an agreement in writing executed by the parties hereto. Any waiver by any party of any of its rights under this Agreement or of any breach of this Agreement shall not constitute a waiver of any other rights or of any other or future breach.

     6.4  REMEDIES CUMULATIVE

     Except as otherwise provided herein, each and all of the rights and remedies provided in this Agreement, and each and all of the rights and remedies allowed at law and in equity in like case, shall be cumulative, and the exercise of one right or remedy shall not be exclusive of the right to exercise or resort to any and all other rights or remedies provided in this Agreement or at law or in equity.

     6.5  GOVERNING LAW; JURISDICTION AND VENUE

     This Agreement shall be governed by and construed and enforced in accordance with and subject to the internal laws and decisions of the State of Washington, regardless of its or any other jurisdiction's conflict of law provisions.

     6.6  COUNTERPARTS; SIGNATURE

     This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which together constitute one and the same instrument. To expedite the process of entering into this Agreement, the parties acknowledge that Transmitted Copies of the Agreement shall be equivalent to original documents until such time as original documents are completely executed and delivered. "Transmitted Copies" shall mean copies which are reproduced or transmitted via photocopy, facsimile, or other process of complete and accurate reproduction and transmission.

     6.7  WAIVERS

     No provision of this Agreement shall be deemed waived by course of conduct, unless such waiver is in writing signed by the parties and stating that it was intended to modify this Agreement.

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     6.8  SUCCESSORS AND ASSIGNS

     This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Seller shall not have the right to assign this Agreement or any of its rights or obligations hereunder to any Person without Purchaser's prior written consent.

     6.9  FURTHER ASSURANCES

     Each party shall, at the request of any other party hereto from time to time, execute and deliver such other assignments, transfers, conveyances and other instruments and documents and do and perform such other acts and things as may be reasonably necessary or desirable for effecting complete consummation of this Agreement and the transactions contemplated hereby.

     6.10  CONFIDENTIALITY

     Seller shall not make any public announcement or other disclosure with regard to the transactions contemplated hereby or the material terms hereof (including, without limitation, the Purchase Price and form of consideration to be paid pursuant to Section 2.1 hereof) without the prior consent Purchaser; provided, however, that nothing herein shall restrict Seller from disclosing or using for its own benefit or for any other purpose any such information which enters the public domain and is readily available to the general public so long as such information did not enter the public domain or become available to the general public as a direct or indirect result of Seller's breach of this Agreement and so long as such disclosure or use does not violate any intellectual property right of Purchaser.

     6.11  SEVERABILITY

     In the event that any term or provision of this Agreement is determined to be illegal, invalid or unenforceable, the remainder of this Agreement shall continue in full force and effect, provided that such continuation would not materially alter the terms hereof or materially diminish the benefits or materially increase the burdens of this Agreement for any party.


VISIO CORPORATION                  BOOMERANG TECHNOLOGY, INC.



By  /s/ Jeremy Jaech               By /s/ Michael Bailey
   --------------------------        -------------------------
Its     President                  Its    President
   --------------------------         ------------------------

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